UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2018

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code:  (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Effective June 22, 2018, we granted a total of 14,400,000 stock options to our directors, officers and employees. The stock options are exercisable at the exercise price of US$0.20 per share until June 22, 2025 and have various vesting provisions.
We granted 12,200,000 of these stock options to thirteen non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) relying on Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 promulgated pursuant to the Securities Act of 1933, as amended.
We granted 2,200,000 of these stock options to three U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying on Section 4(2) of the Securities Act of 1933 and/or Rule 506 promulgated pursuant to the Securities Act of 1933.
Item 3.02 Unregistered Sales of Equity Securities.
The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Form of Stock Option Agreement for U.S. Persons
10.2	Form of Stock Option Agreement for Non-U.S. Persons
10.3	Form of Stock Option pursuant to 2017 Stock Option Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By: /s/ Giora Davidovits
Giora Davidovits
President, Chief Executive Officer, Secretary,
 Treasurer and Chief Financial Officer

Dated: June 28, 2018